Contacts: Investors and Analysts: Tim Leveridge T +01 404.676.7563 Media: Petro Kacur T +01 404.676.2683	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301
THE COCA-COLA COMPANY REPORTS
FIRST QUARTER 2015 RESULTS

•	Reported net revenues grew 1% and organic revenue grew 8%

•	Reported EPS was $0.35 and comparable EPS was $0.48

•	Gained global value share in nonalcoholic ready-to-drink beverages

•	Cash from operations increased to $1.6 billion

•	Maintain underlying full-year currency neutral growth expectations

ATLANTA, April 22, 2015 – The Coca-Cola Company today reported first quarter 2015 operating results.  Muhtar Kent, Chairman and Chief Executive Officer of The Coca-Cola Company said, "We are pleased with our solid progress on the implementation and execution of our global strategic initiatives.  Though we are still in the early stages, we see some initial positive indicators that we have the right strategies in place to accelerate growth. However, we continue to view 2015 as a transition year as the benefits from the announced initiatives will take time to fully materialize amidst an uncertain and volatile macroeconomic environment. We remain committed to leveraging our superior brand portfolio together with our unparalleled global distribution system to continue creating long-term shareowner value."

FIRST QUARTER 2015 OPERATING REVIEW
TOTAL COMPANY

Percent Change
Unit Case Volume	1
Sparkling Beverages	1
Still Beverages	1
Concentrate Sales/Reported Volume	5
Price/Mix	3
Currency	(6)
Acquisitions & Divestitures	(1)
Reported Net Revenues	1
Organic Revenues *	8
Reported Income Before Taxes	(10)
Comparable CN Income Before Taxes (Structurally Adjusted) **	13

*
Organic revenue is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures, as applicable. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

** Comparable currency neutral (CN) income before taxes (structurally adjusted) is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability, the impact of changes in foreign currency exchange rates and the impact of structural items. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
We gained global value share in nonalcoholic ready-to-drink (NARTD) beverages in the quarter. We continued to strengthen and diversify our brand portfolio across key markets and categories as we gained global value share in sparkling and still beverages, juice and juice drinks, ready-to-drink tea and packaged water.

•
Global sparkling beverage volume grew 1% with solid performance across most key brands, including 1% growth in brand Coca-Cola, 5% growth in Coke Zero, 4% growth in Sprite and 3% growth in Fanta. Growth in these brands was partially offset by a 6% decline in Diet Coke.

•
Global still beverage volume grew 1% reflecting growth in ready-to-drink tea, value-added dairy and packaged water. Volume growth in these categories was partially offset by a decline in juice and juice drinks attributable to price increases taken to cover higher input costs and continued industry softness in certain markets.

•
Organic revenue grew 8% driven by concentrate sales growth and 3 points of positive price/mix. Concentrate sales growth benefited from the impact of six additional days and the timing of the Easter holiday. The impact of the six additional days on organic revenue growth was partially offset by cycling favorable timing of concentrate shipments in the first quarter of 2014. We expect concentrate sales and unit case sales to be generally in line for the full year. The positive price/mix was driven by our continued rational approach to pricing and commitment to striking the appropriate balance between volume growth and pricing across our geographic portfolio.

•
Comparable currency neutral income before taxes (structurally adjusted) outpaced organic revenue growth primarily due to cycling higher input costs at the beginning of 2014 and positive leverage between operating income and income before taxes. The benefit of these items was partially offset by increased marketing investments and the impact of the provision enacted in Venezuela in early 2014 that imposes a maximum threshold on profit margins.

•
The combined impact of structural items and the provision in Venezuela resulted in a 2 point headwind on net operating revenues and a 3 point headwind on income before taxes, which is consistent with the outlook we provided earlier this year.

•
The reported effective tax rate and the underlying annual effective tax rate were 20.9% and 22.5%, respectively. The variance between the reported rate and the underlying rate was due to the tax effect of various items impacting comparability, separately disclosed in the Reconciliation of GAAP and Non-GAAP Financial Measures schedule. The underlying effective tax rate does not reflect the impact of significant or unusual items and discrete events, which, if and when they occur, are separately recognized in the appropriate period.

•
Reported EPS was $0.35 and comparable EPS was $0.48. Items impacting comparability reduced reported EPS by a net $0.13 and were primarily related to the early extinguishment of certain long-term debt, costs associated with our previously announced productivity program, and charges related to our Venezuelan operations. For additional details on items impacting comparability, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Fluctuations in foreign currency exchange rates resulted in an 8 point headwind on comparable operating income and a 6 point headwind on both comparable income before taxes and EPS.  The currency impact on income before taxes was less than our original expectations due to slightly more than a $0.01 benefit related to foreign currency remeasurement gains associated with the euro-denominated debt issued during the first quarter.

•
Cash from operations was $1.6 billion, up 48%, primarily due to efficient management of working capital and the impact of six additional days, partially offset by an unfavorable impact from foreign currency exchange rates.

•	Net share repurchases totaled $386 million.

EURASIA AND AFRICA

Percent Change
Unit Case Volume	4
Sparkling Beverages	4
Still Beverages	4
Concentrate Sales	4
Price/Mix	3
Currency	(10)
Acquisitions & Divestitures	0
Reported Net Revenues	(3)
Organic Revenues *	7
Reported Income Before Taxes	(7)
Comparable CN Income Before Taxes **	4

*
Organic revenue is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures, as applicable. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

** Comparable currency neutral (CN) income before taxes is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability and the impact of changes in foreign currency exchange rates. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue grew 7% driven by concentrate sales growth and 3 points of positive price/mix. The impact of the six additional days on organic revenue growth was partially offset by timing of concentrate shipments in our Central, East & West Africa business unit. We expect concentrate sales and unit case sales to be generally in line for the full year. The positive price/mix was primarily attributable to favorable product mix and positive pricing across most key markets.

•
Comparable currency neutral income before taxes trailed organic revenue growth due to higher input costs and increased marketing investments, partially offset by higher equity income associated with our joint ventures in the juice and juice drinks category in our Eurasia and Africa group.

•
We gained value and volume share in total NARTD beverages, sparkling beverages and still beverages. Sparkling beverage volume growth was driven by 4% growth in Trademark Coca-Cola. Still beverage volume growth was driven by 4% growth in juice and juice drinks and 8% growth in packaged water. Unit case volume growth was relatively balanced across the group with 9% growth in both our Southern Africa and Central, East & West Africa business units, and 4% growth in our Middle East & North Africa business unit. Volume growth in these markets was partially offset by a high single-digit decline in Russia.

EUROPE

Percent Change
Unit Case Volume	1
Sparkling Beverages	0
Still Beverages	4
Concentrate Sales	5
Price/Mix	0
Currency	(11)
Acquisitions & Divestitures	0
Reported Net Revenues	(6)
Organic Revenues *	5
Reported Income Before Taxes	(1)
Comparable CN Income Before Taxes **	3

*
Organic revenue is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures, as applicable. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

** Comparable currency neutral (CN) income before taxes is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability and the impact of changes in foreign currency exchange rates. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue grew 5% driven by concentrate sales growth including the impact of six additional days and the timing of the Easter holiday. Price/mix was even as the industry remains highly price sensitive in a deflationary environment. The impact of the six additional days on organic revenue growth was partially offset by cycling favorable timing of concentrate shipments in the first quarter of 2014. We expect concentrate sales and unit case sales to be generally in line for the full year.

•	Comparable currency neutral income before taxes trailed organic revenue growth primarily due to higher input costs and increased marketing investments.

•
We gained value and volume share in core sparkling and still beverages driven by strong marketing investments and the impact of new product launches in both categories. We continued to leverage innovation to strengthen and diversify our brand portfolio to capitalize on opportunities across our European markets. Trademark Coca-Cola grew 1% including the benefit of the continued rollout of Coca-Cola Life in select markets. Still beverage volume growth was driven by juice and juice drinks, including double-digit growth of the innocent brand.

LATIN AMERICA

Percent Change
Unit Case Volume	0
Sparkling Beverages	0
Still Beverages	2
Concentrate Sales	7
Price/Mix	4
Currency	(15)
Acquisitions & Divestitures	0
Reported Net Revenues	(4)
Organic Revenues *	11
Reported Income Before Taxes	(12)
Comparable CN Income Before Taxes **	7

*
Organic revenue is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures, as applicable. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

** Comparable currency neutral (CN) income before taxes is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability and the impact of changes in foreign currency exchange rates. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue grew 11% driven by concentrate sales growth and 4 points of positive price/mix. Concentrate sales growth was primarily driven by the benefit of six additional days. The positive price/mix reflects an increase in pricing and favorable product mix in our Mexico, Brazil and South Latin business units. Comparable currency neutral income before taxes trailed organic revenue growth primarily due to higher input costs and increased marketing investments, partially offset by higher equity income from our value-added dairy joint ventures in Latin America.

•
Operating margins were unfavorably impacted by the provision enacted in Venezuela in early 2014 that imposes a maximum threshold on profit margins, which began to impact our operating results in the second quarter of 2014.

•
We gained value and volume share in total NARTD beverages, sparkling beverages and still beverages. Unit case volume reflected low single-digit growth in both Mexico and our South Latin business unit, as well as mid single-digit growth in our Latin Center business unit, partially offset by a mid single-digit volume decline in Brazil. Volume growth in still beverages was driven by value-added dairy and packaged water.

NORTH AMERICA

Percent Change
Unit Case Volume	0
Sparkling Beverages	(1)
Still Beverages	2
Concentrate Sales	8
Price/Mix	2
Currency	(1)
Acquisitions & Divestitures	(3)
Reported Net Revenues	6
Organic Revenues *	10
Reported Income Before Taxes	15
Comparable CN Income Before Taxes **	27

*
Organic revenue is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures, as applicable. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

** Comparable currency neutral (CN) income before taxes is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability and the impact of changes in foreign currency exchange rates. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue grew 10% driven by concentrate sales growth and 2 points of positive price/mix. Growth in concentrate sales was driven by the benefit of six additional days and the timing of the Easter holiday. After adjusting for the additional days, growth in concentrate sales outpaced unit case sales primarily due to timing of shipments. We expect concentrate sales and unit case sales to be generally in line for the full year.

•
Comparable currency neutral income before taxes outpaced organic revenue growth primarily due to cycling higher input costs at the beginning of 2014, timing of operating expenses and the impact of our ongoing productivity initiatives, partially offset by increased marketing investments and the structural impact related to refranchised territories.

•
We gained value share in total NARTD beverages for the 20th consecutive quarter driven by an increase in both the quality and quantity of our marketing investments and our continued rational approach to pricing and disciplined price/pack strategies. We also gained value share in sparkling beverages, still beverages, juice and juice drinks, ready-to-drink tea and packaged water. Still beverage volume growth was driven by strong double-digit growth in Gold Peak tea and smartwater.

ASIA PACIFIC

Percent Change
Unit Case Volume	3
Sparkling Beverages	6
Still Beverages	(1)
Concentrate Sales	3
Price/Mix	3
Currency	(8)
Acquisitions & Divestitures	0
Reported Net Revenues	(2)
Organic Revenues *	6
Reported Income Before Taxes	(2)
Comparable CN Income Before Taxes **	5

*
Organic revenue is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures, as applicable. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

** Comparable currency neutral (CN) income before taxes is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability and the impact of changes in foreign currency exchange rates. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue grew 6% driven by concentrate sales growth and 3 points of positive price/mix. The impact of the six additional days on organic revenue growth was partially offset by cycling favorable timing of concentrate shipments in the first quarter of the prior year. We expect concentrate sales and unit case sales to be generally in line for the full year. The positive price/mix was driven by favorable product mix.

•
Comparable currency neutral income before taxes trailed organic revenue growth primarily due to higher input costs and increased marketing investments, partially offset by the efficient management of operating expenses.

•
Unit case volume growth reflected double-digit growth in India and low single-digit growth in China, partially offset by a low single-digit decline in Japan. In China, sparkling beverage volume grew 5% with balanced growth across our sparkling brand portfolio, partially offset by a mid single-digit decline in still beverages reflecting continued industry softness in the juice and juice drinks category. In Japan, the decline in unit case volume was primarily attributable to cycling 3% growth in the first quarter of 2014 ahead of the consumption tax increase that went into effect April 1, 2014. Despite the decline in unit case volume, we gained value and volume share in total NARTD beverages, ready-to-drink tea, ready-to-drink coffee and packaged water in Japan.

BOTTLING INVESTMENTS

Percent Change
Unit Case Volume	4
Reported Volume	11
Price/Mix	(2)
Currency	(9)
Acquisitions & Divestitures	0
Reported Net Revenues	0
Organic Revenues *	8
Reported Income Before Taxes	NM
Comparable CN Income Before Taxes **	26
NM: Calculation is not meaningful.

*
Organic revenue is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures, as applicable. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

** Comparable currency neutral (CN) income before taxes is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability and the impact of changes in foreign currency exchange rates. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue grew 8% driven by reported volume growth, partially offset by 2 points of unfavorable price/mix. The reported volume growth reflects the benefit of six additional days. The unfavorable price/mix was primarily attributable to channel, package and geographic mix.

•
Comparable currency neutral income before taxes outpaced organic revenue growth primarily due to the continued strong performance by our Company-owned bottling operations in several markets including Germany, India and Vietnam.

2015 OUTLOOK

•
We estimate that the net impact of structural items on full-year 2015 results will be a slight headwind on net revenue growth, and we have no material changes to our prior guidance on income before taxes.

•
We expect fluctuations in foreign currency exchange rates to have an unfavorable impact on our reported results in 2015.  Based on current spot rates, our existing hedge positions, and the cycling of our prior year rates, we estimate that currency will be an approximate 6 point headwind on net revenues, a 10 point headwind on operating income, and a 7 point headwind on income before taxes for the full year.  For the second quarter of 2015, we estimate that currency will be an approximate 7 point headwind on net revenues, a 10 point headwind on operating income and a 5 to 6 point headwind on income before taxes.

•	The underlying effective annual tax rate on operations in 2015 is expected to be 22.5%.

•	We are targeting full-year 2015 net share repurchases of $2.0 to $3.0 billion.

•	Given the above, the Company expects full-year comparable currency neutral EPS growth to be mid single digits, roughly in line with our growth rate in 2014.

ITEMS IMPACTING COMPARABILITY

•	For details on items impacting comparability in the quarter, see the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.
NOTES

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•	"Concentrate sales" represents the amount of concentrates, syrups, beverage bases and powders sold by, or used in finished beverages sold by, the Company to its bottling partners or other customers.

•
For our geographic operating segments, the reference to "concentrate sales" growth in the table used to reconcile reported net revenue growth represents the percent change attributable to the increase (decrease) in concentrate sales volume (expressed in equivalent unit cases) after considering the impact of structural changes.  For our Bottling Investments operating segment, the reference to "reported volume" growth in the table used to reconcile reported net revenue growth represents the percent change in net revenues attributable to the increase (decrease) in unit case volume (computed on a reported basis) for consolidated bottling operations after considering the impact of structural changes.

•	"Sparkling beverages" means NARTD beverages with carbonation, including carbonated energy drinks and waters.

•
"Still beverages" means nonalcoholic beverages without carbonation, including noncarbonated waters, flavored waters and enhanced waters, juices and juice drinks, teas, coffees, sports drinks and noncarbonated energy drinks.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight-ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of Company beverages directly or indirectly sold by the Company and its bottling partners to customers.

•
First quarter 2015 financial results were impacted by six additional days, and fourth quarter 2015 financial results will be impacted by six fewer days. Unit case volume results for the quarters are not impacted by the variance in days due to the average daily sales computation referenced above.

•
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

CONFERENCE CALL
We are hosting a conference call with investors and analysts to discuss first quarter 2015 results today, April 22, 2015 at 9:30 a.m. EDT. We invite investors to listen to a live audiocast of the conference call on the Company’s website, http://www.coca-colacompany.com in the "Investors" section. A replay in downloadable MP3 format and a transcript of the call will also be available within 24 hours after the audiocast on the Company’s website. Further, the "Investors" section of the website includes a reconciliation of non-GAAP financial measures, which may be used periodically by management when discussing financial results with investors and analysts, to the Company’s results as reported under GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	April 3, 2015	March 28, 2014	% Change[1]
Net Operating Revenues	$10,711	$10,576	1
Cost of goods sold	4,103	4,083	0
Gross Profit	6,608	6,493	2
Selling, general and administrative expenses	4,079	3,989	2
Other operating charges	233	128	82
Operating Income	2,296	2,376	(3)
Interest income	155	123	25
Interest expense	447	124	260
Equity income (loss) — net	2	71	(98)
Other income (loss) — net	(25)	(241)	90
Income Before Income Taxes	1,981	2,205	(10)
Income taxes	415	579	(28)
Consolidated Net Income	1,566	1,626	(4)
Less: Net income (loss) attributable to noncontrolling interests	9	7	25
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,557	$1,619	(4)
Diluted Net Income Per Share[2]	$0.35	$0.36	(3)
Average Shares Outstanding — Diluted[2]	4,422	4,464

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the three months ended April 3, 2015 and March 28, 2014, basic net income per share was $0.36 for 2015 and $0.37 for 2014 based on average shares outstanding — basic of 4,365 million for 2015 and 4,401 million for 2014. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	April 3, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$8,211	$8,958
Short-term investments	8,366	9,052
Total Cash, Cash Equivalents and Short-Term Investments	16,577	18,010
Marketable securities	3,472	3,665
Trade accounts receivable, less allowances of $362 and $331, respectively	4,461	4,466
Inventories	3,219	3,100
Prepaid expenses and other assets	3,605	3,066
Assets held for sale	785	679
Total Current Assets	32,119	32,986
Equity Method Investments	9,851	9,947
Other Investments	4,044	3,678
Other Assets	4,602	4,407
Property, Plant and Equipment — net	14,346	14,633
Trademarks With Indefinite Lives	6,424	6,533
Bottlers' Franchise Rights With Indefinite Lives	6,620	6,689
Goodwill	11,993	12,100
Other Intangible Assets	1,017	1,050
Total Assets	$91,016	$92,023

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$8,853	$9,234
Loans and notes payable	14,383	19,130
Current maturities of long-term debt	2,040	3,552
Accrued income taxes	689	400
Liabilities held for sale	158	58
Total Current Liabilities	26,123	32,374
Long-Term Debt	26,087	19,063
Other Liabilities	4,296	4,389
Deferred Income Taxes	5,432	5,636
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	13,361	13,154
Reinvested earnings	63,524	63,408
Accumulated other comprehensive income (loss)	(7,069)	(5,777)
Treasury stock, at cost — 2,680 and 2,674 shares, respectively	(42,739)	(42,225)
Equity Attributable to Shareowners of The Coca-Cola Company	28,837	30,320
Equity Attributable to Noncontrolling Interests	241	241
Total Equity	29,078	30,561
Total Liabilities and Equity	$91,016	$92,023

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Three Months Ended
	April 3, 2015	March 28, 2014
Operating Activities
Consolidated net income	$1,566	$1,626
Depreciation and amortization	473	473
Stock-based compensation expense	60	39
Deferred income taxes	8	13
Equity (income) loss — net of dividends	8	(65)
Foreign currency adjustments	(46)	280
Significant (gains) losses on sales of assets — net	33	0
Other operating charges	139	84
Other items	522	46
Net change in operating assets and liabilities	(1,189)	(1,430)
Net cash provided by operating activities	1,574	1,066
Investing Activities
Purchases of investments	(4,003)	(4,369)
Proceeds from disposals of investments	3,746	2,595
Acquisitions of businesses, equity method investments and nonmarketable securities	(603)	(85)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	229	0
Purchases of property, plant and equipment	(516)	(449)
Proceeds from disposals of property, plant and equipment	21	68
Other investing activities	314	27
Net cash provided by (used in) investing activities	(812)	(2,213)
Financing Activities
Issuances of debt	16,373	10,926
Payments of debt	(15,755)	(9,567)
Issuances of stock	279	191
Purchases of stock for treasury	(654)	(875)
Dividends	(1,441)	0
Other financing activities	21	(470)
Net cash provided by (used in) financing activities	(1,177)	205
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(332)	(341)
Cash and Cash Equivalents
Net increase (decrease) during the period	(747)	(1,283)
Balance at beginning of period	8,958	10,414
Balance at end of period	$8,211	$9,131

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	April 3, 2015	March 28, 2014	% Fav. / (Unfav.)	April 3, 2015	March 28, 2014	% Fav. / (Unfav.)	April 3, 2015	March 28, 2014	% Fav. / (Unfav.)
Eurasia & Africa	$638	$658	(3)	$279	$303	(8)	$286	$308	(7)
Europe	1,212	1,293	(6)	716	719	0	724	731	(1)
Latin America	1,066	1,111	(4)	578	668	(13)	588	667	(12)
North America	5,101	4,793	6	511	428	19	487	425	15
Asia Pacific	1,285	1,315	(2)	544	557	(2)	548	560	(2)
Bottling Investments	1,678	1,673	0	14	(26)	—	(1)	22	—
Corporate	40	33	19	(346)	(273)	(27)	(651)	(508)	(28)
Eliminations	(309)	(300)	—	—	—	—	—	—	—
Consolidated	$10,711	$10,576	1	$2,296	$2,376	(3)	$1,981	$2,205	(10)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the period three months ended April 3, 2015, intersegment revenues were $144 million for Europe, $19 million for Latin America, $4 million for North America, $129 million for Asia Pacific and $13 million for Bottling Investments. During the three months ended March 28, 2014, intersegment revenues were $159 million for Europe, $17 million for Latin America, $3 million for North America, $105 million for Asia Pacific and $16 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as relating to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability". In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral").
Asset Impairments and Restructuring
Restructuring
During the three months ended April 3, 2015 and March 28, 2014, the Company recorded charges of $35 million and $42 million, respectively. These charges were primarily related to the integration of our German bottling and distribution operations.
Productivity and Reinvestment
During the three months ended April 3, 2015 and March 28, 2014, the Company recorded charges of $90 million and $86 million, respectively, related to our productivity and reinvestment program. These productivity and reinvestment initiatives are focused on four key areas: restructuring the Company's global supply chain, including manufacturing in North America; implementing zero-based budgeting across the organization; streamlining and simplifying the Company's operating model; and further driving increased discipline and efficiency in direct marketing investments. The savings realized from the program will enable the Company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.
Equity Investees
During the three months ended April 3, 2015 and March 28, 2014, the Company recorded net charges of $73 million and $6 million, respectively. These amounts represent the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three months ended April 3, 2015, the Company recorded a loss of $19 million on our previously held investment in a South African bottler, which had been accounted for under the equity method of accounting prior to our acquisition of the bottler in February 2015, and charges of $21 million primarily due to the derecognition of intangible assets relating to the refranchising of territories in North America to certain of its unconsolidated bottling partners.
In the fourth quarter of 2014, the owners of the majority interest of a Brazilian bottler exercised their option to acquire from us a 10 percent interest in the entity's outstanding shares resulting in our recognizing an estimated loss of $32 million due to the exercise price being lower than our carrying value. The transaction closed in January 2015, and the Company recorded an additional loss of $6 million during the three months ended April 3, 2015, calculated based on the final option price.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Other Items
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges primarily to mitigate the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months ended April 3, 2015 and March 28, 2014, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in an increase of $45 million and a decrease of $45 million, respectively, to our non-GAAP income before income taxes.
Hyperinflationary Economies
During the three months ended April 3, 2015, the Company recorded net charges of $135 million related to our Venezuelan operations. These charges were a result of the remeasurement of the net monetary assets of our Venezuelan subsidiary using the SIMADI exchange rate, an impairment of a Venezuelan trademark due to higher exchange rates, and a write-down of receivables from our bottling partner in Venezuela. The write-down was recorded as a result of the continued lack of liquidity and our revised assessment of the U.S. dollar value we expect to realize upon the conversion of the Venezuelan bolivar into U.S. dollars by our bottling partner to pay our receivables.
During the three months ended March 28, 2014, the Company recorded charges of $247 million related to the devaluation of the Venezuelan bolivar, including our proportionate share of the charge incurred by our bottling partner in Venezuela, an equity method investee.
Early Extinguishment of Long-Term Debt
During the three months ended April 3, 2015, the Company recorded charges of $320 million due to the early extinguishment of certain long-term debt, which were recorded in the line item interest expense in our condensed consolidated statement of income.
Certain Tax Matters
During the three months ended April 3, 2015 and March 28, 2014, the Company recorded a net tax benefit of $16 million and a net tax charge of $5 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties.
Currency Neutral
Management evaluates the operating performance of our Company and our international subsidiaries on a currency neutral basis. We determine our currency neutral operating results by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, excluding certain structural items in hyperinflationary economies, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Organic Revenue
Organic revenue excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures (including structural changes), as applicable. The adjustments related to acquisitions and divestitures for the three months ended April 3, 2015 and March 28, 2014 consisted entirely of the structural changes discussed below.
Structural Changes
Structural changes generally refer to acquisitions or dispositions of bottling, distribution or canning operations and consolidation or deconsolidation of bottling and distribution entities for accounting purposes. In 2015, the Company refranchised additional territories in North America to certain of its unconsolidated bottling partners, acquired a South African bottler, and sold a 10 percent interest in a Brazilian bottler. In 2014, the Company refranchised territories in North America to certain of its unconsolidated bottling partners; changed our process of buying and selling recyclable materials in North America; was impacted by a new provision enacted by the Venezuelan government which imposes a maximum threshold for profit margins; acquired bottling operations in Sri Lanka and Nepal; and restructured and transitioned its Russian juice operations to an existing joint venture with an unconsolidated bottling partner. Accordingly, these activities have been included as structural items in our analysis of the impact of these changes on certain line items in our condensed consolidated statements of income.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended April 3, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$10,711	$4,103	$6,608	61.7%	$4,079	$233	$2,296	21.4%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(35)	35
Productivity & Reinvestment	—	—	—		—	(90)	90
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	—	—
Other Items	(8)	3	(11)		10	(108)	87
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$10,703	$4,106	$6,597	61.6%	$4,089	$—	$2,508	23.4%

	Three Months Ended March 28, 2014
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$10,576	$4,083	$6,493	61.4%	$3,989	$128	$2,376	22.5%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(42)	42
Productivity & Reinvestment	—	—	—		—	(86)	86
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	—	—
Other Items	8	56	(48)		(3)	—	(45)
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$10,584	$4,139	$6,445	60.9%	$3,986	$—	$2,459	23.2%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	1	0	2		2	82	(3)
% Currency Impact	(6)	(5)	(7)		(6)	—	(8)
% Change — Currency Neutral Reported	7	5	8		8	—	5

% Change — After Considering Items (Non-GAAP)	1	(1)	2		3	—	2
% Currency Impact After Considering Items (Non-GAAP)	(6)	(5)	(7)		(6)	—	(8)
% Change — Currency Neutral After Considering Items (Non-GAAP)	7	4	9		9	—	10

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended April 3, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$447	$2	$(25)	$1,981	$415	20.9%	$9	$1,557	$0.35
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	35	—		—	35	0.01
Productivity & Reinvestment	—	—	—	90	42		—	48	0.01
Equity Investees	—	73	—	73	6		—	67	0.02
Transaction Gains/Losses	—	—	46	46	10		—	36	0.01
Other Items	(320)	—	94	501	124		—	377	0.09
Certain Tax Matters	—	—	—	—	16		—	(16)	—
After Considering Items (Non-GAAP)	$127	$75	$115	$2,726	$613	22.5%	$9	$2,104	$0.48

	Three Months Ended March 28, 2014
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$124	$71	$(241)	$2,205	$579	26.2%	$7	$1,619	$0.36
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	42	—		—	42	0.01
Productivity & Reinvestment	—	—	—	86	32		—	54	0.01
Equity Investees	—	6	—	6	1		—	5	—
Transaction Gains/Losses	—	—	—	—	—		—	—	—
Other Items	—	21	226	202	(22)		—	224	0.05
Certain Tax Matters	—	—	—	—	(5)		—	5	—
After Considering Items (Non-GAAP)	$124	$98	$(15)	$2,541	$585	23.0%	$7	$1,949	$0.44

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	260	(98)	90	(10)	(28)		25	(4)	(3)
% Change — After Considering Items (Non-GAAP)	3	(23)	—	7	5		26	8	9

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,422 million average shares outstanding — diluted

[2]	4,464 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Income Before Income Taxes and Diluted Net Income Per Share:

	Three Months Ended April 3, 2015
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(10)	(3)
% Currency Impact	4	4
% Change — Currency Neutral Reported	(14)	(7)
% Structural Impact	0	N/A
% Change — Currency Neutral Reported and Adjusted for Structural Impact	(13)	N/A

% Change — After Considering Items (Non-GAAP)	7	9
% Currency Impact After Considering Items (Non-GAAP)	(6)	(6)
% Change — Currency Neutral After Considering Items (Non-GAAP)	13	15
% Structural Impact After Considering Items (Non-GAAP)	0	N/A
% Change — Currency Neutral After Considering Items and Adjusted for Structural Impact (Non-GAAP)	13	N/A

Note:	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)
Net Operating Revenues by Segment:

	Three Months Ended April 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$638	$1,212	$1,066	$5,101	$1,285	$1,678	$40	$(309)	$10,711
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(6)	—	—	(2)	—	(8)
After Considering Items (Non-GAAP)	$638	$1,212	$1,066	$5,095	$1,285	$1,678	$38	$(309)	$10,703

	Three Months Ended March 28, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$658	$1,293	$1,111	$4,793	$1,315	$1,673	$33	$(300)	$10,576
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	2	—	—	6	—	8
After Considering Items (Non-GAAP)	$658	$1,293	$1,111	$4,795	$1,315	$1,673	$39	$(300)	$10,584

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(3)	(6)	(4)	6	(2)	0	19	—	1
% Currency Impact	(10)	(11)	(15)	(1)	(8)	(9)	19	—	(6)
% Change — Currency Neutral Reported	7	5	11	7	6	8	0	—	7
% Acquisition & Divestiture Adjustments	0	0	0	(3)	0	0	0	—	(1)
% Change — Organic Revenues (Non-GAAP)	7	5	11	10	6	8	0	—	8

% Change — After Considering Items (Non-GAAP)	(3)	(6)	(4)	6	(2)	0	(5)	—	1
% Currency Impact After Considering Items (Non-GAAP)	(10)	(11)	(15)	(1)	(8)	(9)	(6)	—	(6)
% Change — Currency Neutral After Considering Items (Non-GAAP)	7	5	11	7	6	8	0	—	7

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Three Months Ended April 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$286	$724	$588	$487	$548	$(1)	$(651)	$1,981
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	35	—	35
Productivity & Reinvestment	12	(11)	—	75	(5)	(1)	20	90
Equity Investees	—	1	—	—	—	72	—	73
Transaction Gains/Losses	—	—	—	21	—	—	25	46
Other Items	—	—	33	(18)	2	(3)	487	501
After Considering Items (Non-GAAP)	$298	$714	$621	$565	$545	$102	$(119)	$2,726

	Three Months Ended March 28, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$308	$731	$667	$425	$560	$22	$(508)	$2,205
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	42	—	42
Productivity & Reinvestment	—	—	—	75	7	—	4	86
Equity Investees	—	—	—	—	—	6	—	6
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	—	(53)	—	20	235	202
After Considering Items (Non-GAAP)	$308	$731	$667	$447	$567	$90	$(269)	$2,541

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(7)	(1)	(12)	15	(2)	—	(28)	(10)
% Currency Impact	(7)	(5)	(14)	0	(8)	—	55	4
% Change — Currency Neutral Reported	0	4	2	15	6	—	(83)	(14)

% Change — After Considering Items (Non-GAAP)	(4)	(2)	(7)	26	(4)	13	56	7
% Currency Impact After Considering Items (Non-GAAP)	(7)	(5)	(14)	0	(8)	(13)	27	(6)
% Change — Currency Neutral After Considering Items (Non-GAAP)	4	3	7	27	5	26	30	13

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Operating Expense Leverage:

	Three Months Ended April 3, 2015
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	(3)	2	(5)
% Change — Currency Neutral Reported	5	8	(4)

% Change — After Considering Items (Non-GAAP)	2	2	0
% Change — Currency Neutral After Considering Items (Non-GAAP)	10	9	1

Note:	Certain rows may not add due to rounding.
1 Operating expense leverage is calculated by subtracting gross profit growth from operating income growth.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Purchases and Issuances of Stock:

	Three Months Ended April 3, 2015	Three Months Ended March 28, 2014
Reported (GAAP)
Issuances of Stock	$279	$191
Purchases of Stock for Treasury	(654)	(875)
Net Change in Stock Issuance Receivables[1]	(1)	(6)
Net Change in Treasury Stock Payables[2]	(10)	(23)
Net Treasury Share Repurchases (Non-GAAP)	$(386)	$(713)

[1]	Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the quarter.

[2]	Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the quarter.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Led by Coca-Cola, one of the world's most valuable and recognizable brands, our Company's portfolio features 20 billion-dollar brands including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply, Georgia and Del Valle. Globally, we are the No. 1 provider of sparkling beverages, ready-to-drink coffees, and juices and juice drinks. Through the world's largest beverage distribution system, consumers in more than 200 countries enjoy our beverages at a rate of 1.9 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, support active, healthy living, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system associates. For more information, visit Coca-Cola Journey at www.coca‑colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at www.linkedin.com/company/the-coca-cola-company.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca‑Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States or in other major markets; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the availability of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to timely implement our previously announced actions to reinvigorate growth, or to realize the economic benefits we anticipate from these actions; failure to realize a significant portion of the anticipated benefits of our strategic relationships with Keurig Green Mountain, Inc. and Monster Beverage Corporation; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage the possible negative consequences of our productivity initiatives; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2014, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca‑Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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